Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 20, 2025, relating to the financial statements of Guardant Health, Inc. and the effectiveness of Guardant Health Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Guardant Health, Inc. for the year ended December 31, 2024.

/s/ Deloitte & Touche LLP

San Jose, California

February 21, 2025